UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2009

CTC MEDIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52003	58-1869211
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Pravda Street, 15A Moscow, Russia	125124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +7-495-785-6333

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On December 18, 2009, CTC Media, Inc. (the “Company”) and Alexander E. Rodnyansky, former Chief Executive Officer and President and a member of the Company’s board of directors, entered into a voluntary agreement to settle the lawsuits filed by the Company against Mr. Rodnyansky in November 2009.

According to the terms of the settlement, Mr. Rodnyansky has resigned from the Company’s board of directors, effective December 18, 2009, and has forfeited one third of the stock appreciation rights granted to him pursuant to the Share Appreciation Rights Agreement dated as of September 16, 2003 (“SAR Agreement”), and one third of the vested stock options granted to him pursuant to the Stock Option Agreement dated as of July 14, 2006 (“Option Agreement”).  The Company will settle the remaining value of the stock appreciation rights by issuing 2,072,533 shares of common stock to Mr. Rodnyansky, and by paying him $25.9 million in cash.  Both the share issue and cash settlement are expected to be finalized before the end of 2009, and will therefore be reflected in the Company’s financial results for the fourth quarter and full year 2009.  Mr. Rodnyansky’s options to acquire 1,836,826 shares of the Company’s common stock will be exercisable until June 18, 2010 at the previously set exercise price of $16.95 per share, but no further share options will vest.  Mr. Rodnyansky will continue to be subject to certain confidentiality obligations, and the settlement otherwise releases him from his post-service restrictions.

The Company filed civil complaints against Mr. Rodnyansky in the Supreme Court of the State of New York for the County of New York and the Delaware Chancery Court on November 9, 2009, claiming breaches of fiduciary duty and contractual obligations.  Under the terms of the Settlement Agreement, the cases will be dismissed, with prejudice.

In accordance with the terms of the Stockholders’ Agreement, dated as of May 12, 2006 and as amended, among the Company, MTG Russia AB and Alfa CTC Holdings Limited, the Company’s board of directors has resolved to decrease the size of the board of directors from ten to nine members following Mr. Rodnyansky’s resignation.  Accordingly, no successor will be appointed to replace Mr. Rodnyansky.

A copy of the press release regarding the settlement is attached hereto as Exhibit 99.1.  In connection with the settlement, the Company and Mr. Rodnyansky entered into amendments to the SAR Agreement, the Option Agreement, and the Amended and Restated Employment Agreement, dated as of October 8, 2008.  Copies of those amendments are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 5.02(b).                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the settlement described above, Alexander Rodnyansky has resigned from the Company’s Board of Directors, effective December 18, 2009.

The disclosure in Item 1.01 above is hereby incorporated by reference into this Item 5.02(b).

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits

The Exhibit Index is hereby incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTC MEDIA, INC.

Date: December 21, 2009	By:	/s/ Boris Podolsky
		Name:	Boris Podolsky
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 1 to Share Appreciation Rights Agreement, dated as of December 18, 2009, between CTC Media, Inc. and Alexander E. Rodnyansky, amending the Share Appreciation Rights Agreement, dated as of September 16, 2003.

10.2	Amendment No. 1 to Stock Option Agreement, dated as of December 18, 2009, between the Company and Alexander E. Rodnyansky, amending the Stock Option Agreement, dated as of July 14, 2006.
10.3

Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 18, 2009, between the Company and Alexander E. Rodnyansky, amending the Amended and Restated Employment Agreement, dated as of October 8, 2008.

99.1

Press release dated December 21, 2009, relating to settlement of the dispute with Alexander Rodnyansky, the Company’s former Chief Executive Officer and President and a member of the Board of Directors.